Exhibit 99.1

Company Contact:

Robert Andersen

Executive Vice President and Chief Financial Officer

408-321-6779

Moriah Shilton

Sr. Director, Communications and Investor Relations

408-321-6713

TESSERA TECHNOLOGIES WILL CEASE ALL REMAINING MEMS|CAM MANUFACTURING OPERATIONS

Concludes Strategic Review Process for DigitalOptics mems|cam Business; Will Refocus DOC Efforts on Monetizing DigitalOptics Technologies Including Solutions for Imaging and MEMS Technologies

Quarterly DOC Related GAAP Operating Expenses Expected to be Reduced by Approximately $17 Million

Management Will Conduct a Conference Call before Market Open Today

San Jose, Calif., Jan. 16, 2014 – Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “Tessera”) announced today that it is restructuring its DigitalOptics business (“DOC”) to cease its remaining manufacturing operations and refocus efforts on monetizing DOC technologies, including solutions for imaging and MEMS technologies. The changes announced today will enable the Company to return its focus to its core IP business, will substantially reduce the Company’s operating costs, and provide the Company with a path to improved financial performance and profitability.

These actions are the culmination of an in-depth review of strategic alternatives for DOC that was conducted in conjunction with the Company’s financial advisors, the newly reconstituted board of directors and the new senior management team. The Company expects to take restructuring, impairment and other exit charges of approximately $50 million to $55 million, with approximately 75% of that charge in the fourth quarter of 2013 and the remainder in the first half of 2014. As a result of the restructuring, the Company expects its quarterly DOC related operating expenses to be reduced by approximately $17 million, realized in full by the third quarter of 2014.

Tom Lacey, Tessera’s chief executive officer, commented, “After an exhaustive process of exploring multiple options, we have decided to cease DOC manufacturing operations and focus our resources in DOC on continuing to operate our image enhancement business, while also exploring new ways to realize value from our extensive DOC intellectual property portfolio, including a sale, licensing or other means. While the strategic process ultimately did not lead to a sale of the mems|cam business, we achieved solid proof of concept by demonstrating working mems|cam camera modules, including shipping pre-production units that generated substantial customer interest. We strongly believe that there is significant value in the related intellectual property that has been developed, including our camera module, MEMS, and image enhancement technologies. Additionally, we continue to believe our mems|cam technology is unique and novel and may be incorporated into mobile devices in the future. To that end, we intend to maintain a small team of MEMS engineers to further the mems|cam technology and pursue possible avenues to unlock the value of this powerful technology.”

Continued Lacey, “I wish to sincerely thank the many talented and passionate employees who have contributed towards the development of the DOC’s mems|cam technology and products. I look forward to continuing to drive our world-class image enhancement business to further develop and commercialize our market-leading imaging technology, intellectual property and products, many of which have been employed by leading smartphone manufacturers around the world. I remain optimistic about our future and the many opportunities ahead.”

Tessera will hold a conference call at 5:30 A.M. Pacific (8:30 A.M. Eastern) today. To access the call in the U.S., please dial (888) 723-9308, and for international callers dial (706) 643-3789, approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (855) 859-2056. International callers please dial (404) 537-3406. Enter access code 35876836.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the change in DOC business strategy; the Company’s ability to monetize the DOC intellectual property portfolio and technology, through a sale, licensing or other means; the Company’s intention regarding DOC’s image enhancement business and mems|cam business, and the Company’s efforts to monetize its imaging and/or MEMS technology; the possibility that mems|cam technology will be incorporated into mobile devices in the future; the expected charges and cash expenditures from the restructuring; and the timing of the restructuring; the Company’s ability to reduce its costs and the estimated amount of future reductions in operating expense. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; any need to spend more cash and/or incur greater charges than anticipated in connection with the DOC restructuring, workforce reduction, facility closures and related activities; any need to undertake further restructuring activities; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and products utilizing DOC technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; and the impact of competing technologies on the demand for the Company’s technologies and products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, and its Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2013, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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